Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT 2ND QUARTER 2011 DILUTED EPS FROM CONTINUING OPERATIONS

INCREASES 25% TO $0.20 AND NET REVENUE INCREASES 13% TO $1.40 BILLION

2011 Diluted EPS from Continuing Operations Objective Range Raised to $0.76 - $0.80

NAPLES, FLORIDA (July 27, 2011) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the second quarter ended June 30, 2011.

Key metrics from continuing operations for the second quarter (all percentage changes compare the second quarter of 2011 to the second quarter of 2010) include:

•	Diluted earnings per share (“EPS”) increased 25.0% to $0.20;

•	Revenue increased 13.4% to $1,395.4 million;

•	Income from continuing operations increased 23.5% to $56.9 million;

•	Adjusted EBITDA increased 12.3% to $203.8 million;

•	Admissions increased 2.2% while adjusted admissions increased 6.2%;

•	Same hospital net revenue increased 4.2% to $1,281.6 million;

•	Same hospital net revenue per adjusted admission increased 7.3%;

•	Same hospital Adjusted EBITDA increased 5.8% to $225.5 million, resulting in a 30 basis point improvement in margin, to 17.6%; and

•	Same hospital surgeries increased 0.1%.

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The tables accompanying this press release include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue increased $51.6 million or 4.2% to $1,281.6 million compared to the prior year’s second quarter. Adjusted EBITDA from same hospital operations grew 5.8% to $225.5 million, representing 17.6% of net revenue, as compared to $213.2 million and 17.3% of net revenue for the same quarter a year ago. Declines in uninsured admissions and births, as well as weather-related disruptions, contributed to a 6.4% decline in admissions from same hospital continuing operations in the second quarter and a decline of 2.9% in same hospital adjusted admissions when compared to the prior year’s second quarter. For comparison purposes, Health Management led the publicly traded hospital group in the second quarter a year ago with same hospital adjusted admissions growth of 3.7%.

“We are very pleased to report another solid quarter,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “There are a number of exciting things taking place at Health Management, and we remain focused on the fundamentals – effective cost controls, emergency room operations, physician recruitment and market service development. We continue to believe that over the foreseeable future the acquisition and partnership pipeline represents a tremendous growth opportunity for us. We continue to review partnership opportunities with community hospitals in non-urban and midsize markets, and we will remain disciplined in our acquisition approach.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $170.8 million, or 12.2% of net revenue, for the second quarter compared to $147.9 million, or 12.0% of net revenue, for the same quarter a year ago.

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Uninsured self-pay patient discounts for the second quarter were $232.5 million, compared to $189.4 million for the same quarter a year ago. Charity/indigent care write-offs for the quarter were $23.4 million, compared to $20.1 million for the same quarter a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs (which Health Management refers to as the Uncompensated Patient Care Percentage) was 25.8% for the second quarter, compared to 24.8% for the second quarter a year ago, and 25.0% for the first quarter ended March 31, 2011. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive remuneration.

Cash flow from continuing operating activities for the second quarter was $156.1 million, after cash interest and cash tax payments aggregating $98.1 million. Health Management’s total leverage ratio and interest coverage ratio were 3.93 and 3.63, respectively, at June 30, 2011. These ratios are well within the requirements of Health Management’s credit facilities.

For the six months ended June 30, 2011, Health Management reported net revenue of $2,822.2 million and Adjusted EBITDA of $416.2 million. Likewise, during the six month period, income from continuing operations was $118.9 million and net income attributable to Health Management’s common stockholders was $104.1 million, or $0.42 per diluted share from continuing operations, a 20.0% increase compared to $0.35 per diluted share from continuing operations for the six months ended June 30, 2010.

Health Management is increasing its diluted EPS from continuing operations objective range for fiscal year 2011 to be between $0.76 and $0.80 from between $0.74 and $0.78, and also expects 2011 same hospital admissions to be flat to down 2% compared to 2010 same hospital admissions.

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Effective July 1, 2011, Health Management terminated the lease of 25-bed Fishermen’s Hospital, located in Marathon, Florida. As a result, such hospital has been placed in discontinued operations and prior periods have been reclassified. The loss from discontinued operations of $0.01 per diluted share for the three and six months ended June 30, 2011 is primarily due to a goodwill impairment charge at Fishermen’s Hospital resulting from the lease termination.

As previously announced on July 1, 2011, a subsidiary of Health Management signed a definitive agreement to acquire substantially all of the assets of Mercy Health Partners, Inc. which is a subsidiary of Catholic Health Partners. Pursuant to the agreement, Health Management will acquire or lease all seven of Mercy’s hospitals, which include a total of 1,323 licensed beds and additional continuum-of-care services that are part of Mercy Health Partners’ Knoxville-based East Tennessee health system. Mercy Health Partners generates approximately $600 million of annual net revenue. The purchase price for this transaction is expected to be approximately $525 million in cash, plus certain adjustments for working capital, and the assumption of certain long-term lease liabilities.

The proposed acquisition is subject to review and approval by appropriate authorities, including the Vatican, as well as other conditions customary to closing. This transaction is expected to be completed by October 1, 2011.

As previously announced on July 19, 2011, Health Management’s Pulse System® Version 11.1 was certified by the Certification Commission for Health Information Technology (CCHIT®), in its EACH™ program. PULSE® Version 11.1 was found to be compliant in accordance with the applicable hospital certification criteria adopted by the Secretary of Health and Human Services. As a result, Health Management is now eligible to receive funding under the American Recovery and Reinvestment Act.

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Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the second quarter and six months ended June 30, 2011 on Thursday, July 28, 2011 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services.

Upon completion of the previously announced Mercy Health Partners transaction, Health Management, through its subsidiaries, will operate 66 hospitals, with approximately 10,400 licensed beds, in non-urban communities located throughout the United States. All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “plans,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update such risk factors or to publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenue	$1,395,353	$1,230,101	$2,822,182	$2,495,255

Operating expenses:
Salaries and benefits	546,198	483,423	1,115,236	983,443
Supplies	185,789	175,036	380,255	353,491
Provision for doubtful accounts	170,787	147,906	342,856	304,065
Depreciation and amortization	64,201	60,280	128,829	120,802
Rent expense	36,774	30,042	72,621	59,594
Other operating expenses	252,037	212,233	494,975	418,340

Total operating expenses	1,255,786	1,108,920	2,534,772	2,239,735

Income from operations	139,567	121,181	287,410	255,520

Other income (expense):
Gains (losses) on sales of assets, net	(854)	84	(794)	1,279
Interest and other income, net	993	2,651	1,127	3,922
Interest expense	(51,033)	(52,530)	(102,070)	(106,104)

Income from continuing operations before income taxes	88,673	71,386	185,673	154,617
Provision for income taxes	(31,757)	(25,318)	(66,791)	(55,061)

Income from continuing operations	56,916	46,068	118,882	99,556
Loss from discontinued operations, net of income taxes	(1,583)	(355)	(1,437)	(424)

Consolidated net income	55,333	45,713	117,445	99,132
Net income attributable to noncontrolling interests	(6,722)	(6,056)	(13,310)	(12,535)

Net income attributable to Health Management Associates, Inc.	$48,611	$39,657	$104,135	$86,597

Earnings (loss) per share attributable to Heath Management
Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.20	$0.16	$0.42	$0.35
Discontinued operations	(0.01)	—	(0.01)	—

Net income	$0.19	$0.16	$0.41	$0.35

Weighted average number of shares outstanding:
Basic	251,765	248,390	250,898	247,975

Diluted	255,235	251,198	254,478	250,535

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$50,194	$40,012	$105,572	$87,021
Loss from discontinued operations, net of income taxes	(1,583)	(355)	(1,437)	(424)

Net income attributable to Health Management Associates, Inc.	$48,611	$39,657	$104,135	$86,597

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Consolidated net income	$117,445	$99,132
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	132,162	124,165
Provision for doubtful accounts	342,856	304,065
Stock-based compensation expense	12,945	8,934
(Gains) losses on sales of assets, net	794	(1,279)
Gains on sales of available-for-sale securities, net	(7)	(2,754)
Deferred income tax expense (benefit)	13,615	(8,698)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(355,170)	(307,282)
Supplies, prepaid expenses and other current assets	(6,722)	(9,078)
Prepaid and recoverable income taxes	10,448	14,367
Deferred charges and other long-term assets	(3,333)	(7,726)
Accounts payable, accrued expenses and other liabilities	7,946	21,042
Equity compensation excess income tax benefits	(2,919)	(1,112)
Loss from discontinued operations, net of income taxes	1,437	424

Net cash provided by continuing operating activities	271,497	234,200

Cash flows from investing activities:
Acquisitions and other	(42,891)	(10,959)
Additions to property, plant and equipment	(133,034)	(91,428)
Proceeds from sales of assets and insurance recoveries	1,329	2,189
Purchases of available-for-sale securities	(687,218)	(348,549)
Proceeds from sales of available-for-sale securities	604,219	248,854
Increase in restricted funds	(11,559)	(9,021)

Net cash used in continuing investing activities	(269,154)	(208,914)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(19,741)	(19,992)
Proceeds from exercises of stock options	14,067	5,462
Cash received from noncontrolling shareholders	—	2,547
Cash payments to noncontrolling shareholders	(16,285)	(9,866)
Equity compensation excess income tax benefits	2,919	1,112

Net cash used in continuing financing activities	(19,040)	(20,737)

Net increase (decrease) in cash and cash equivalents before discontinued operations	(16,697)	4,549
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	5,248	3,128
Investing activities	(56)	(1,058)

Net increase (decrease) in cash and cash equivalents	(11,505)	6,619
Cash and cash equivalents at the beginning of the period	101,812	106,018

Cash and cash equivalents at the end of the period	$90,307	$112,637

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, in thousands)	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$90,307	$101,812
Available-for-sale securities	140,430	57,327
Accounts receivable, net	761,776	759,131
Other current assets	269,967	268,726
Assets of discontinued operations	6,530	11,384
Property, plant and equipment, net	2,741,546	2,662,947
Restricted funds	69,710	51,067
Other assets	1,021,795	997,691

Total assets	$5,102,061	$4,910,085

Liabilities and Stockholders’ Equity
Current liabilities	$557,103	$555,630
Deferred income taxes	189,038	157,177
Other long-term liabilities	697,997	680,073
Long-term debt	2,984,915	2,983,719
Stockholders’ equity	673,008	533,486

Total liabilities and stockholders’ equity	$5,102,061	$4,910,085

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Continuing Operations
Occupancy	42.7%	43.9%		44.8%	46.2%
Patient days	343,107	326,981	4.9%	723,650	688,461	5.1%

Admissions	80,753	79,028	2.2%	168,896	163,557	3.3%
Adjusted admissions	152,216	143,338	6.2%	311,390	290,105	7.3%

Average length of stay	4.2	4.1		4.3	4.2
Surgeries	82,502	78,116	5.6%	165,348	155,773	6.1%
Emergency room visits	378,125	345,077	9.6%	768,862	686,075	12.1%

Net revenue (in thousands)	$1,395,353	$1,230,101	13.4%	$2,822,182	$2,495,255	13.1%
Net revenue per adjusted admission	$9,167	$8,582	6.8%	$9,063	$8,601	5.4%
Total inpatient revenue percentage	47.6%	50.1%		49.0%	51.1%
Total outpatient revenue percentage	52.4%	49.9%		51.0%	48.9%

Same Hospitals
Occupancy	41.7%	43.9%		44.2%	46.2%
Patient days	311,890	326,981	-4.6%	660,845	688,461	-4.0%

Admissions	73,936	79,028	-6.4%	155,196	163,557	-5.1%
Adjusted admissions	139,201	143,338	-2.9%	285,646	290,105	-1.5%

Average length of stay	4.2	4.1		4.3	4.2
Surgeries	78,233	78,116	0.1%	156,709	155,773	0.6%
Emergency room visits	344,483	345,077	-0.2%	702,328	686,075	2.4%

Net revenue (in thousands)	$1,281,644	$1,230,101	4.2%	$2,607,802	$2,495,255	4.5%
Net revenue per adjusted admission	$9,207	$8,582	7.3%	$9,129	$8,601	6.1%
Total inpatient revenue percentage	47.8%	50.1%		49.3%	51.1%
Total outpatient revenue percentage	52.2%	49.9%		50.7%	48.9%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net revenue	$1,395,353	$1,230,101	$2,822,182	$2,495,255
Less acquisitions	113,709	—	214,380	—

Same hospital net revenue	$1,281,644	$1,230,101	$2,607,802	$2,495,255

Consolidated net income	$55,333	$45,713	$117,445	$99,132

Adjustments:
Loss from discontinued operations, net of income taxes	1,583	355	1,437	424
Provision for income taxes	31,757	25,318	66,791	55,061
(Gains) losses on sales of assets, net	854	(84)	794	(1,279)
Interest and other income, net	(993)	(2,651)	(1,127)	(3,922)
Interest expense	51,033	52,530	102,070	106,104
Depreciation and amortization	64,201	60,280	128,829	120,802

Adjusted EBITDA (a)	203,768	181,461	416,239	376,322

Adjustment for acquisitions, corporate and other	21,735	31,761	50,674	65,603

Same hospital operating Adjusted EBITDA (a)	$225,503	$213,222	$466,913	$441,925

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA/Same hospital net revenue (a)	17.6%	17.3%	17.9%	17.7%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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